POWER OF ATTORNEY


       I, the undersigned, hereby constitute and appoint Robert N. Hickey my true and lawful attorney and agent, with full power to him to sign for myself, and in my name and in the capacity indicated below, any and all Registration Statements on Form N-1A of Endeavor Series Trust, and any and all amendments thereto, and to file the same, with all exhibits thereto and other documents in connection thereunder with the Securities and Exchange Commission, granting unto said attorney and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection therewith as fully to all intents and purposes as I might or could do in person, with full power of substitution and revocation; and I do hereby ratify and confirm all that said attorney and agent may lawfully do or cause to be done by virtue of this power of attorney.

       WITNESS my hand as of the 31st day of January, 1997.




  Vincent J. McGuinness, Jr.
  --------------------------------------
  Vincent J. McGuinness, Jr.
  Chief Financial Officer (Treasurer)
  (principal financial and accounting officer)